EXHIBIT 23.3
PACIFIC SUMMIT SECURITIES
6 VENTURE, SUITE 100
IRVINE, CALIFORNIA 92618
CONSENT OF INDEPENDENT VALUATION FIRM
We hereby consent to the use in this Registration Statement on Form S-1 (Amendment No. 3) of our reports dated February 28, 2006 relating to the valuation of NGTV and certain securities as of September 30, 2005 and December 31, 2005 and portions of which are restated in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
Pacific Summit Securities
By: /s/ James L. Watts
Irvine, California
July 20, 2006